UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers

(e) On June 19, 2013, Green Mountain Coffee Roasters, Inc. (the “Company”) entered into a transition agreement with Scott McCreary (the “Transition Agreement”), which governs the terms of his transition and has the following material provisions:

•                  Mr. McCreary will terminate employment on June 29, 2013 or such earlier date as Mr. McCreary dies, voluntarily terminates his employment, or is terminated by the Company for gross misconduct (such date, the “Termination Date”).  Mr. McCreary’s position as President, Specialty Coffee Business Unit and as an officer of the Company  terminated effective May 8, 2013;

•                  Mr. McCreary will continue to receive his current rate of base salary until June 29, 2014 subject to acceleration in the event of death or in the event of a change in control (as defined in the Company’s 2008 Change-In-Control Severance Benefit Plan, as amended (the “CIC Plan”);

•                  Mr. McCreary will cease to be a participant in the CIC Plan as of May 8, 2013; however, he will continue to vest in his equity awards until the Termination Date.  On the Termination Date, his equity awards will be treated as provided in his award agreements;

•                  Mr. McCreary will be entitled to participate in Company employee benefit plans until the Termination Date;

•                  Mr. McCreary will be entitled to his 2013 annual incentive, time pro-rated, based on actual performance; provided, that, if Mr. McCreary should die or in the event of a change in control prior to the end of the performance period, payment will be accelerated; and

•                  The Company will reimburse Mr. McCreary for his health care insurance premium under COBRA until the earlier of (a) 12 months following the Termination Date, and (b) when Mr. McCreary becomes eligible for coverage by another employer.

In the event of a change in control (as defined in the CIC Plan and under Treasury Regulation 1.409A-3(i)(5)(v), (vi), or (vii)) prior to the Termination Date, Mr. McCreary’s service will automatically terminate on the change in control date, his salary continuation until June 29, 2014 will be accelerated and paid out in full as of such date, and he will be entitled to a pro rata 2013 annual bonus.  Mr. McCreary’s equity awards will be treated the same as equity awards of persons who participate in the CIC plan.  If the change in control occurs after the Termination Date, Mr. McCreary’s salary continuation until June 29, 2014 will be accelerated, and his 2013 fiscal year bonus will be determined in the same manner as bonuses for active employees under the CIC Plan.

If Mr. McCreary should die prior to the Termination Date, his short-term annual incentive will be paid as pro-rated based on the target amount, and his equity awards will be treated as provided in his award agreements in the event of death.  If Mr. McCreary should die after the Termination Date, any remaining salary payments he is receiving or entitled to receive will be accelerated and his annual incentive will be paid.  No salary continuation payments will be made in the event of his death prior to his termination of service.

Mr. McCreary will be bound by a confidentiality covenant and a 12-month non-compete and non-solicitation obligation following termination of his service.  A mutual non-disparagement covenant also applies.  Portions of Mr. McCreary’s compensation remain subject to recoupment according to the terms and conditions of the Transition Agreement.

This summary is qualified in its entirety by the terms of the Transition Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances Rathke
Frances Rathke
Chief Financial Officer and Treasurer

Date: June 24, 2013

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